Exhibit 99.1

Planet 13 Announces Q3 2024 Financial Results

●	Q3 2024 Revenue of $32.2 million

●	Q3 2024 Net loss of $7.4 million

●	Q3 2024 Adjusted EBITDA of $1.3 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – November 8, 2024 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended September 30, 2024. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“Despite Florida not moving forward with adult-use, we see a significant growth runway by expanding our store footprint and enhancing cultivation assets in the state. In addition to our Florida operations, we're focused on driving growth by scaling our neighborhood store network and broadening the distribution of our HaHa edibles,” said Larry Scheffler, co-CEO of Planet 13. "We're actively making progress on our growth initiatives while continuing to innovate and elevate the cannabis shopping experience."

“While we experienced headwinds in Q3 from traditional seasonality in Florida and continued pressure on consumer spending, we are taking strategic steps to set ourselves up for long-term success. Our focus remains on delivering a one-of-a-kind shopping experience for the consumer, making thoughtful investments and most importantly, prioritizing cash flow. With our diversified footprint, multiple growth opportunities, and a strong balance sheet, we are well positioned to drive further growth and profitability in 2025,” said Bob Groesbeck, co-CEO of Planet 13.

Financial Highlights – Q3 – 2024

Operating Results

All comparisons below are to the quarter ended September 30, 2023, unless otherwise noted

●	Revenue was $32.2 million as compared to $24.8 million, an increase of 29.7%. The increase in sales was driven by the addition of Florida as well as strong sales at the Illinois neighborhood store.

●

Gross profit was $16.7 million or 51.9% as compared to $11.1 million or 44.7%. The improvement in gross margin was driven by a lower cost of cultivation through full utilization of cultivation facilities and better yields, along with the addition of high margin Florida revenue.

●	Total expenses were $20.0 million as compared to $55.1 million, a decrease of 63.6%. Lower total expenses were driven by lower impairment loss in the quarter.

●	Net loss of $7.4 million as compared to a net loss of $46.3 million.

●

Adjusted EBITDA of $1.3 million as compared to Adjusted EBITDA of $0.2 million. Adjusted EBITDA was higher due to the inclusion of Florida, better gross margin performance, and increased operating leverage.

Balance Sheet

All comparisons below are to December 31, 2023, unless otherwise noted

●	Cash of $27.4 million as compared to $11.8 million
●	Total assets of $243.0 million as compared to $151.7 million
●	Total liabilities of $92.3 million as compared to $44.1 million

Q3 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s press releases.

●	On July 24, 2024, Planet 13 announced the launch of its new Lifestyles brand company.
●	On August 12, 2024, Planet 13 announced the opening of its 27th Florida dispensary, located in Ocala.
●	On August 15, 2024, Planet 13 announced the exclusive Nevada launch of Khalifa Kush 'Products Powered by Planet 13' at the Las Vegas SuperStore.
●	On September 11, 2024, Planet 13 announced the proposed acquisition of a Las Vegas dispensary.
●	On October 15, 2024, Planet 13 announced the opening of its 28th Florida dispensary, located in Port Orange near Daytona Beach.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending September 30, 2024, and September 30, 2023.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2024	2023	change

Total Revenue	$32.2	$24.8	29.7%
Gross Profit	$16.7	$11.1	50.8%
Gross Profit %	51.9%	44.7%	16.2%
Operating Expenses	$17.6	$52.5	-66.4%
Operating Expenses %	54.9%	211.8%	-74.1%
Net Loss Before Provision for Income Taxes	$(2.9)	$(43.9)	-93.3%
Net Loss	$(7.4)	$(46.3)	-84.0%
Adjusted EBITDA	$1.3	$0.2	509.0%
Adjusted EBITDA Margin %	4.2%	0.9%

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on November 8, 2024 at 5:00 p.m. ET to discuss its third quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Dennis Logan, CFO.

CONFERENCE CALL DETAILS

Date: November 8, 2024 | Time: 5:00 p.m. EST

Call registration link - available 15 minutes before call: https://eventmeet.conferencingcenter.com/ExpressAttend/control?u=1

Webcast link: https://events.q4inc.com/attendee/307597500

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	September 30,	September 30,
on these figures)	2024	2023	change

Net Income (Loss)	$(7.4)	$(46.3)	-84.0%
Add impact of:
Interest income, net	$(0.0)	$(0.0)	179.3%
Provision for income taxes	$4.5	$2.4	89.9%
Depreciation and amortization	$2.4	$2.0	19.8%
Depreciation included in cost of goods sold	$1.2	$1.0	23.9%
EBITDA	$0.6	$(40.9)	-101.5%
Share-based compensation and related premiums	$0.0	$0.6	-95.8%
Impairment losses	$-	$39.6	-100.0%
Loss on Sale of Florida License	$-	$-	0.0%
Professional fees expensed related to M&A activities	$0.1	$0.7	-81.6%
Professional fees expensed related to SEC Domestic Issuer Form 10 filing and U.S Domestication from British Columbia to Nevada	$-	$0.19	-100.0%
Expenses related to El Capitan Matter	$0.6	$-	0.0%
Adjusted EBITDA	$1.3	$0.2	509.0%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com and follow Planet 13 on Instagram @planet13stores.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	September 30,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$27,411,087	$11,831,008
Restricted Cash	2,050,584	5,450,584
Accounts Receivable	1,294,581	1,195,927
Inventory	22,804,161	15,760,648
Assets held for sale	-	9,000,000
Prepaid Expenses and Other Current Assets	4,619,996	4,072,820
Total Current Assets	58,180,409	47,310,987

Plant, Property and Equipment	73,402,207	67,551,697
Intangible Assets	23,503,797	15,253,797
Goodwill	45,230,595	-
Right of Use Assets - Operating	40,913,500	20,054,369
Long-term Deposits and Other Assets	998,815	869,853
Deferred Tax Asset	729,435	706,038

TOTAL ASSETS	$242,958,758	$151,746,741

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$4,402,574	$2,850,922
Accrued Expenses	10,554,795	6,097,641
Income Taxes Payable	15,593,678	4,782,538
Notes Payable - Current Portion	10,331,632	884,000
Operating Lease Liabilities	1,733,348	674,594
Total Current Liabilities	42,616,027	15,289,695

Long-Term Liabilities:
Operating Lease Liabilities	45,697,988	25,271,706
Other Long-term Liabilities	33,000	33,000
Deferred Tax Liability	3,937,314	3,511,559
Total Liabilities	92,284,329	44,105,960

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 325,163,800 issued and outstanding at September 30, 2024 and 223,317,270 at December 31, 2023	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at September 30, 2024 and 0 at December 31, 2023	-	-
Additional Paid-In Capital	380,343,096	315,951,343
Deficit	(229,668,667)	(208,310,562)
Total Shareholders' Equity	150,674,429	107,640,781

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$242,958,758	$151,746,741

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	September 30,	September 30,
	2024	2023

Revenues, net of discounts	$32,159,070	$24,788,239
Cost of Goods Sold	(15,463,050)	(13,715,307)
Gross Profit	16,696,020	11,072,932

Expenses:
General and Administrative	14,772,846	11,340,678
Sales and Marketing	1,572,549	1,348,266
Lease Expense	1,320,018	767,860
Impairment Loss	-	39,649,448
Depreciation	2,355,052	1,965,607
Total Expenses	20,020,465	55,071,859

Loss From Operations	(3,324,445)	(43,998,927)

Other Income (Expense):
Interest income, net	30,263	10,834
Foreign exchange gain (loss)	(3,066)	203
Change in fair value of warrant liability	-	-
Provision for misappropriated funds	-	-
Other income (expense), net	376,717	98,861
Total Other Income (Loss)	403,914	109,898

Loss Before Provision for Income Taxes	(2,920,531)	(43,889,029)

Provision For Income Taxes
Current Tax Expense	(4,220,945)	(2,401,672)
Deferred Tax Recovery	(269,714)	36,465
	(4,490,659)	(2,365,207)

Net Loss and Comprehensive Loss	$(7,411,190)	$(46,254,236)

Loss per Share
Basic and diluted loss per share	$(0.02)	$(0.21)

Weighted Average Number of Shares of Common Stock
Basic and diluted	325,163,800	222,080,513

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Nine Months Ended
	September 30,	September 30,
	2024	2023
CASH USED IN OPERATING ACTIVITIES
Net loss	$(21,358,105)	$(59,350,477)
Adjustments for items not involving cash:
Shared based compensation	154,893	1,926,595
Non-cash lease expense	1,264,904	3,840,610
Depreciation	9,829,358	9,184,602
Change in fair value of warrant liability	-	(18,127)
Deferred Tax Recovery	-	(6,509)
Lease incentive amortization	81,832	(78,347)
Loss on impairment of fixed assets	2,393,087	-
Loss on impairment of intangible assets	-	39,649,448
Loss on disposal of Intangible assets	762,091	-
Loss (gain) on disposal of fixed assets	88,849	153
	(6,783,091)	(4,852,052)

Net Changes in Non-cash Working Capital Items	14,146,701	(3,256,283)
Repayment of lease liabilities	(720,831)	(3,078,748)
Total Operating	6,642,779	(11,187,083)

FINANCING ACTIVITIES
RSU withholding taxes paid in lieu of share issuance	-	(267,526)
Proceeds from public share issuance	9,862,208	-
Net Cash From VidaCann Acquisition	911,715	-
VidaCann Acquisition-Cash Component	(4,000,000)	-
Total Financing	6,773,923	(267,526)

INVESTING ACTIVITIES
Purchase of property and equipment	(9,481,532)	(6,043,180)
Proceeds from sales of fixed assets	7,000	64,876
Purchase of 51% interest in Planet 13 Illinois	-	(866,250)
Proceeds from sale of Florida License, net of transaction costs	8,237,909	-
Total Investing	(1,236,623)	(6,844,554)

NET CHANGE IN CASH DURING THE PERIOD	12,180,079	(18,299,163)

CASH
Beginning of Period	17,281,592	38,789,604

End of Period	$29,461,671	$20,490,441